Exhibit F-1

                                                             TWO PENN PLAZA EAST
                                                        NEWARK, NEW JERSEY 07105
                                                                  (973) 491-9500
                                                              FAX (973) 491-9692

                                                          ONE WORLD TRADE CENTER
                                                                      SUITE 7967
                                                        NEW YORK, NEW YORK 10048
                                                                  (212) 432-9180

                                                        Please Reply to:  Newark


                                November 29, 1999



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D. C.  20549

         Re:      National Fuel Gas Company
                  National Fuel Gas Supply Corporation
                  File No. 70-9175

Ladies and Gentlemen:

         With reference to the joint application-declaration on Form U-1 (No. 70-9175), filed on or about February 11, 1998, as amended (as amended, the "Application-Declaration"), by National Fuel Gas Company ("National") and its wholly-owned subsidiary, National Fuel Gas Supply Corporation ("Supply"), under the Public Utility Holding Company Act of 1935, as amended, and, in connection therewith, (i) the acquisition by Supply of substantially all of the assets (the "Acquired Assets") of Cunningham Natural Gas Corporation, a New York corporation ("Cunningham"), in exchange for 54,674 shares of National common stock, $1.00 par value per share (the "Shares"), and the 54,674 common stock purchase rights (the "Rights") appurtenant thereto, (ii) the issuance and sale by National to Supply of the Shares and related Rights, and (iii) the assignment and delivery of the Shares and related Rights by Supply to Cunningham in exchange for the Acquired Assets, we are of the opinion that:

         1. National is a corporation duly incorporated and validly existing under the laws of the State of New Jersey.

         2. The above-described transactions have been consummated in accordance with (i) the Application-Declaration, (ii) the orders of the Securities and Exchange Commission (the "Commission") thereon, (iii) the terms and conditions of that certain Asset Purchase and Reorganization Agreement, dated as of October 8, 1997 (the "Purchase Agreement"), between Cunningham and Supply, (iv) in the case of the borrowings by Supply from the National money pool arrangement in order to fund its acquisition of the Shares and related Rights, the order of the Commission dated March 20, 1998 (HCAR No. 26847; File No. 9153) and the Money Pool Agreement, dated as of March 23, 1998, entered into pursuant thereto, and
(v) with respect to the issuance and sale of the Shares and related Rights, the registration statement of National on Form S-4 relating thereto (No. 333-74887), filed as an exhibit to the Application-Declaration.

         3.  All  laws  of  the   State  of  New   Jersey   applicable   to  the
above-described transactions (other than the New Jersey Uniform Securities Law, as amended, upon which we do not opine herein) have been complied with.

         4. The Shares issued and sold by National to Supply, and assigned and delivered by Supply to Cunningham in exchange for the Acquired Assets, have been legally and validly issued by National and are fully paid and non-assessable, and the holders thereof are entitled to the rights and privileges pertaining thereto, as set forth in the Restated Certificate of Incorporation of National.

         5. The Rights appurtenant to the Shares have been legally and validly issued and are entitled to the rights and privileges, and subject to the limitations, pertaining thereto, as set forth in that certain Rights Agreement, dated as of June 12, 1996, between National and Marine Midland Bank, as Rights Agent, as amended and restated by the Amended and Restated Rights Agreement, dated as of April 30, 1999 (as amended and restated, the "Rights Agreement"), between the Company and HSBC Bank USA (formerly known as "Marine Midland Bank"), as Rights Agent.

         6. The legal rights of the holders of any securities heretofore issued by National have not been violated.

         In rendering the opinions expressed in paragraphs 2 and 4 hereof, we have assumed (i) that Supply has duly obtained all authorizations and approvals (corporate, governmental and otherwise) in connection with its acquisition of the Shares and related Rights from National and of the Acquired Assets from Cunningham, and its assignment and delivery of the Shares and related Rights to Cunningham in exchange for the Acquired Assets, and (ii) that the certificates representing the Shares have been duly countersigned and registered by National's transfer agent and registrar.

         The opinions expressed in paragraph 5 hereof are limited to the legal and valid issuance of the Rights under the corporation laws of the State of New Jersey. In this connection, we have not been asked to express and, therefore, do not express any opinion herein concerning (a) any other aspect of the Rights,
(b) the effect of equitable principles or fiduciary considerations relating to the adoption of the Rights Agreement or to the issuance of the Rights, or (c) the enforceability of any particular provision of the Rights Agreement.

         We consent to the use of this opinion in connection with, or as an exhibit to, National's Certificate pursuant to Rule 24.

                                       Very truly yours,

                                       STRYKER, TAMS & DILL LLP



                                       /s/ Charles H. Friedrich

                                       Charles H. Friedrich

CHF:lr
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